Exhibit 32.2

CERTIFICATION OF
PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Annual Report on Form 10-K/A of Clear-Lite Holdings, Inc., for the year ended July 31, 2010, I, David Briones, Principal Accounting Officer of Clear-Lite Holdings, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	Such Annual Report on Form 10-K/A for the year ended July 31, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in such Annual Report on Form 10-K/A for the year ended July 31, 2010, fairly represents in all material respects, the financial condition and results of operations of Clear-Lite Holdings, Inc.

Date: March 17, 2011

/s/ David Briones
David Briones
Principal Accounting Officer